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                                                                   EXHIBIT 10.39

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") dated as of February 19, 1999, is made by and between LOCAL FEDERAL BANK, F.S.B. ("Lender"); EATERIES, INC., an Oklahoma corporation ("Eateries"); and FIESTA RESTAURANTS, INC., an Oklahoma corporation, PEPPERONI GRILL, INC., an Oklahoma corporation, and GARFIELD'S MANAGEMENT, INC., an Oklahoma corporation (collectively, the "Subsidiaries" and together with Eateries, "Borrowers").

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrowers agree as follows:

1. Definitions and Reference Terms. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  "Agreement" means this Agreement and all Exhibits attached thereto, as the same may from time to time be amended, supplemented or modified.

                  "Current Assets" means the aggregate amount of all of Borrowers' assets which would, in accordance with GAAP, properly be defined as current assets.

                  "Current Liabilities" means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                  "Debt" means, as to any person, all indebtedness, liabilities and obligations of such person as may be required to be reflected on the balance sheet of such person as a liability, all capital lease obligations and all guaranties of indebtedness of other persons, all as determined in accordance with GAAP.

                  "EBITDA" means the Borrowers' net income before taxes and tax accruals, plus interest, depreciation and amortization expenses pursuant to GAAP, all during the period of the last four fiscal quarters immediately preceding the date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

                  "Funded Debt" means, as of any date of determination, the amount outstanding on any long term Debt of the Borrowers plus the current portion of long term Debt, including any capital leases.

                  "GAAP" means generally accepted accounting principles.





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                  "Hazardous Materials" means and includes all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property of the Borrowers designed to secure the repayment of Debt of the Borrowers, whether arising by agreement or under any statute or law, or otherwise.

                  "Line" has the meaning set forth in Section 2.b.

                  "Loan" means any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Agreement,.

                  "Loan Documents" means this Agreement and any and all promissory notes executed by Borrowers in favor of Lender and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrowers, any guarantor or third party in connection with any Loan.

                  "Material Adverse Effect" means any set of circumstances or events which (i) has an adverse effect upon the validity, performance or enforceability of this Agreement or any other Loan Documents, (ii) is material and adverse to the financial condition or business operations of the Borrowers, (ii) materially impairs the ability of the Borrowers to perform its obligations under this Agreement or any other Loan Documents, or (iv) constitutes an Event of Default.

                  "Net Worth" means the difference between Borrowers (i) Total Assets, and (ii) Total Liabilities, all as set forth in the consolidated financial statements of Borrowers.

                  "Note" has the meaning set forth in Section 2.a.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any of its functions under ERISA.

                  "Permitted Liens" means (i) pledges or deposits made to secure payment of workers' compensation insurance (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs, (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Debt whose payment is not yet due or if the same is due, it is being contested in good faith by appropriate proceedings and the imposition of which would not have a Material Adverse Effect on the Borrowers, (iii) Liens for taxes, assessments and governmental charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith by appropriate proceedings and the imposition of which would not have a Material Adverse Effect on the Borrowers, (iv) pledges or deposits to secure



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         public or statutory, obligations and deposits to secure (or in lieu of)
         surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges,
         (v) Liens in favor of NationsBank, N.A. encumbering the real property, improvements and related assets of Borrower's location in Newark, Ohio and (vi) Liens encumbering assets of Borrowers related to real property formerly owned by Borrowers, provided, however, that any such Liens described in this clause (vi) shall be discharged and released no later than April 30, 1999.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Total Assets" means the Total Assets of Borrowers as reflected on Borrowers' financial statements and as accounted for under GAAP.

                  "Total Liabilities" shall mean the Total Liabilities of Borrowers as reflected on Borrowers' financial statements and as accounted for under GAAP.

         All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP, as in effect from time to time, consistently applied throughout the periods involved, with respect to the financial statements referenced in Section 3.h. hereof

2.       Loans.

         a. Loans. Lender hereby agrees to make (or has made) one or more loans to Borrowers in the aggregate principal face amount of $14,600,000.00. The obligation to repay the loans is evidenced by promissory notes of even date herewith (the promissory notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Notes") having maturity dates, repayment terms and interest rates as set forth in the Notes. Each of the Notes shall be executed by all Borrowers and shall be the joint and several obligation of each Borrowers.

         b. Revolving Credit Feature. One of the Loans is in the principal face amount of $6,000,000.00 provides for a revolving line of credit (the "Line") under which Borrowers may from time to time, borrow, repay and re-borrow funds in accordance with the terms of the Note evidencing such obligation.

         c. Term Credit Feature. One of the Loans is in the principal face amount of $8,600,000.00 (the "Term Loan") for which Borrowers shall receive advances by




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                  no later than February 19, 1999 and thereafter repay in
                  quarterly amortizing installments of principal plus accrued interest in accordance with the terms and conditions of this Agreement and the Note evidencing such obligation.

3. Representations and Warranties. Borrowers hereby represent and warrant to Lender as follows:

         a. Good Standing. Each Borrower is an Oklahoma corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the power and authority to own its property and to carry on its business in each jurisdiction in which each Borrower does business.

         b. Authority and Compliance. Each Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrowers. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and each Borrower is in substantial compliance with all laws and regulatory requirements to which it is subject.

         c. Binding Agreement. This Agreement and the other Loan Documents executed by Borrowers constitute valid and legally binding obligations of Borrowers, enforceable in accordance with their terms.

         d. Litigation. There is no proceeding involving Borrowers pending or, to the knowledge of Borrowers, threatened before any court or governmental authority, agency or arbitration authority which could have a Material Adverse Effect on Borrowers.

         e. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrowers and no provision of any existing agreement, mortgage, indenture or contract binding on any Borrower or affecting its property, which would prevent, hinder or delay the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

         f. Ownership of Assets. Borrowers have good title to their assets, and such assets are free and clear of liens, except for Permitted Liens and as otherwise disclosed to Lender in writing prior to the date of this Agreement.

         g. Taxes. All taxes and assessments due and payable by Borrowers have been paid or are being contested in good faith by appropriate, proceedings and Borrowers have filed all tax returns which they are required to file.


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         h.       Financial Statements. The financial statements of Borrowers heretofore delivered to Lender have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrowers' financial condition as of the date or dates thereof, and there has been no material adverse change in Borrowers' financial condition or operations since September 27, 1998. All factual information furnished by Borrowers to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         i. Place of Business. Borrowers' chief executive offices are located at 3240 W. Britton Road, Suite 202, Oklahoma City, Oklahoma 73120.

         j. Environmental. The conduct of Borrowers' business operations and the condition of Borrowers' property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         k. Permits. The Borrowers have all licenses, permits, certificates, consents and franchises, and all necessary filings associated thereto have been made, in order to carry on its business as now being conducted and to own or lease and operate its properties as now owned, leased or operated. All such licenses, permits, certificates, consents, and franchises are valid and subsistent, and the Borrowers are not in violation thereof to the extent such violation would cause a Material Adverse Effect.

         l. Full Disclosure. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, there is no material fact known to Borrowers that Borrowers have not disclosed to Lender which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrowers. Neither financial statements referenced herein, nor any certificate or statement delivered herewith or heretofore by Borrowers to Lender in connection with the negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading which would have a Material Adverse Effect.

         m. Use of Proceeds; Margin Stock. The proceeds of the Loans will be used by Borrowers solely for the purposes described herein. None of such proceeds will be used in violation of Regulation U or Regulation X, or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry a "margin stock" as defined in Regulation U or Regulation X or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such


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                  Regulation U or Regulation X. Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Borrowers have not taken or will not take any action which might cause the Loans or any of the other Loan Documents, including this Agreement, to violate Regulation U or Regulation Y, or any other regulations of the Board of Governors of the Federal Reserve System or to violate
                  Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrowers do not own margin stock.

         n. ERISA. Borrowers are in compliance with all ERISA requirements and interpretations with respect to any employee benefit. plan of Borrowers and have not incurred any liability to PBGC with respect to any such plan.

         o. Compliance With Law. Borrowers are not in material violation of any law, rule, regulation, order or decree which is applicable to Borrowers or their properties the result of which could have a Material Adverse Effect.

         p. Casualties. Neither the business nor the properties of Borrowers are currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

         q. No Event of Default. No Event of Default has occurred and is continuing.

         r. Survival of Representations. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan. All of the representations and warranties made by the Borrowers herein and in any Loan Document will survive the delivery of the Loan Documents and any renewal and extension of the Loans hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrowers under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties made by the Borrowers hereunder as applicable.

4. Conditions of Lending. The obligation of Lender to perform this Agreement and to extend the Loans as described herein is subject to the performance of the following conditions precedent:

         a. Loan Documents. This Agreement and the other Loan Documents, and all other documents required by Lender shall have been duly executed, acknowledged (where appropriate) and delivered to Lender, all in form and substance satisfactory to Lender.

         b. Information. The Borrowers shall have furnished to Lender such financial statements and other information as Lender shall have requested.


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         c.       No Default, Representations and Warranties. No Events of
                  Default shall have occurred and be continuing under this Agreement or the Loan Documents. All representations and warranties contained herein shall be true and correct.

         d. Authority. Borrowers shall have delivered to Lender such resolutions and other documents reasonably required to authorize the: execution, delivery and performance of the Loan Documents, all in form and substance satisfactory to Lender, together with certified copies of the Borrowers' respective Certificates of Incorporation (and amendments), Bylaws (and amendments), and original Good Standing Certificates from the State of Oklahoma for each Borrower.

         e. Incumbency Certificates. Lender shall have received a certificate of an officer of each Borrower which shall certify the names of the persons authorized to sign each of the Loan Documents to be executed by such person and the other documents or certificates to be delivered by such person pursuant to the Loan Documents, together with the true signatures of each of such persons. Lender may conclusively rely on the certificates until Lender shall receive a further certificate of an officer of each Borrowers canceling or amending the prior certificate and submitting the signatures of the persons named in such further certificate.

         f. Opinion of Counsel. A favorable opinion of legal counsel for Borrowers, in such form as shall be acceptable to Lender and Lender's counsel, shall have been delivered to Lender, covering such matters as: (i) each Borrower's due organization and qualification under the laws of the State of Oklahoma, and good standing under the laws of the State of Oklahoma and all other states as may be required by applicable law; (ii) each Borrower's authorization to enter into this Agreement and the other Loan Documents, and that such documents, when executed and delivered, will be the valid and binding obligations of the Borrowers, enforceable according to their respective terms; and (iii) that the execution and delivery of this Agreement and the other Loan Documents shall not violate any applicable law, regulation or rule.

         g. UCC Information. Lender shall have received and reviewed copies of UCC lien searches for the Borrowers in such jurisdictions as the Borrowers may require, and all Liens of any party as evidenced by such information shall have been released to the satisfaction of Lender.

         h. Expenses. Each party shall have paid all of their respective costs and expenses, including reasonable fees of legal counsel, incurred in the negotiation and preparation of the Loan Documents and in closing and perfecting any rights and interests under the Loan Documents.

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5.       Affirmative Covenants. Until full payment and performance of all obligations of Borrowers under the Loan Documents, Borrowers will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         a. Financial Condition. Maintain Borrowers' financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                  i. Net Worth. Borrowers shall maintain a Net Worth of at least $6,500,000.00 during the term of this Agreement, and the Borrowers shall increase their consolidated Net Worth by an amount of not less than fifty percent (50 %) of the Borrowers' quarterly net income for each calendar quarter. This covenant shall be tested quarterly as of the close of each such calendar quarter, and the minimum consolidated Net Worth increased quarterly based upon the financial statements submitted pursuant to Section 5.c.i.

                  ii. Funded Debt to EBITDA. Borrowers will not allow their ratio of Funded Debt to EBITDA to be in excess of
                           3.00 to 1.00 during the term of this Agreement. This covenant shall be tested quarter as of the close of each such fiscal quarter.

                  iii. Debt Coverage. Borrowers shall not permit the ratio of their (i) net income after taxes and tax accruals, plus interest, depreciation and amortization expenses, all during the period of the last four fiscal quarters immediately preceding the date of determination, to (ii) the sum of (a) the current portion of long term Debt of the Borrowers for the last fiscal quarter, and (b) all interest expense of Borrowers, during the last four fiscal quarters after the date of determination, to be less than 2.00 to
                           1.00. Such ratio shall be determined quarterly as of the close of each fiscal quarter, beginning with the first fiscal quarter of 1999. In the event the above ratio exceeds 2.75 to 1.00 at any time, all excess cash flow of Borrowers as indicated in such ratio calculation shall be required to reduce the principal balance of the Term Loan on the next scheduled installment date as provided in the Note evidencing the Term Loan. Such prepayments of excess cash flow shall continue until the scheduled installments of principal as provided in the Note evidencing the Term Loan are sufficient to fully amortize the Term Loan by the stated Maturity Date as set forth in such Note.

         b. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Lender and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Lender's officers or authorized representatives to visit and inspect Borrowers' books of account and other records at such reasonable times and as often as Lender may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Lender selected by Lender for the foregoing purposes. Unless written notice of another

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                  location is given to Lender, Borrowers' books and records will be located at Borrowers' chief executive office at the address set forth in Section 3.i. All financial statements called for below shall be prepared in form and content acceptable to Lender and by independent certified public accountants acceptable to Lender.

         c.       Purposes of Loans. The Term Loan shall be utilized solely for
                  (i) the purchase by Eateries of up to 1,056,200 of its issued and outstanding shares at a price not to exceed $5.125 per share, such shares to be held as treasury stock by Eateries and not to at any time constitute "margin stock" or otherwise cause Borrowers or Lender to be in violation of Section 3.m. of this Agreement, (ii) refinance existing indebtedness of Borrowers with NationsBank, N.A., and (iii) such other purposes as may be approved by Lender. The Line shall be used
                  (i) to refinance the existing revolving facility of Borrowers with NationsBank, N.A. and (ii) for general corporate purposes of Borrowers, but shall not be used for the purchase by Eateries of any of its shares.

         In addition, Borrowers will:

                  i. Furnish to Lender audited, consolidated, annual financial statements of Borrowers for each fiscal year of Borrowers, within 120 days after the close of each such fiscal year.

                  ii. Furnish to Lender unaudited, consolidated quarterly financial statements (including a balance sheet and profit and loss statement) of Borrowers for each fiscal quarter of each fiscal year of Borrowers, within 60 days after the close of each such period.

                  iii. Furnish to Lender a quarterly compliance certificate for (and executed by an authorized representative of) Borrowers concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that Borrowers are not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Lender may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                  iv. Furnish to Lender promptly such additional information, reports and statements respecting the business operations and financial condition of Borrowers, from time to time, as Lender may reasonably request including but not limited to: (a) all quarterly and other periodic reports to the Securities and Exchange Commission (Forms 10-Q, 10-K, etc.) which, reports among other information provided, shall detail all new store openings and other material business matters of Borrowers; and (b) written notification, in form acceptable to Lender, of any potential merger, acquisition, reorganization or sale of a material part of the assets of Borrowers to any other party.

         d. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks, as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Lender and providing for at least 30 days prior notice to Lender of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Lender prior to funding under the Loan(s) and 30 days prior to each policy renewal.

         e. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

         f. Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrowers' financial condition or operations or Lender's rights under the Loan Documents, (ii) any material litigation filed by or against Borrowers, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $25,000.00.

         g. Taxes and Other Obligations. Pay, prior to delinquency, all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         h. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and. preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

         i. Environmental. Immediately advise Lender in writing of (i) any and all enforcement, cleanup remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrowers' business operations; and (ii) all claims made or threatened by any third party against Borrowers relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrowers shall immediately notify Lender of any remedial action taken by Borrowers with respect to Borrowers' business operations. Borrowers will not use or permit any other party to use any Hazardous Materials at any of Borrowers' places of business or at any other property owned by Borrowers except such materials as are incidental to Borrowers' normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrowers agree to permit Lender, its agents, contractors and employees to enter and inspect any of Borrowers' places of business or any other property of Borrowers at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrowers are complying with this covenant and Borrowers shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrowers shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrowers' business operations within five (5) days of the request therefor.

         j. Authorizations and Approvals. Borrowers shall promptly obtain, from time to time at their own expense, all such governmental licenses, authorizations, consents, permits and approvals which may be required or necessary in the Borrowers' business or with respect to their assets and properties if the failure to obtain the same could have a Material Adverse Effect.

         k. ERISA Compliance. Borrowers shall (i) at all times, make prompt payment of all contributions required under all employee benefit plans and as required to meet the minimum funding standard set forth in ERISA with respect to its plans,
                  (ii) notify Lender immediately of any fact, including, but not limited to, any reportable event arising in connection with any of its plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to Lender, upon its request, such additional. information concerning any of their plans as may be reasonably requested.

         l. Maintenance of Tangible Assets. Borrowers will do all things necessary to maintain, preserve, protect and keep all their tangible assets in good condition, and make all necessary and proper repairs, renewals and replacements thereto so that the business anticipated by the Borrowers through the ownership, operation or use of such assets can be performed and conducted at all times.

         m. Maintenance of Accounts. On or before August 31, 1999, Borrowers will have begun to utilize the major cash management services offered through Lender and all Oklahoma-based depository services available through Lender .

6. Negative Covenants. Until full payment and performance of all obligations of Borrowers under the Loan Documents, Borrowers will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

         a. Capital Expenditures. Make capital expenditures during each fiscal year (including capitalized leases) exceeding in the aggregate $3,000,000.00, net of landlord reimbursements.

         b. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Subsidiaries or form or acquire any other subsidiary.

         c. Dividends. No dividends shall be declared or paid to the shareholders of Eateries during the term of this Agreement.

         d. Liens. Grant, suffer or permit any contractual or non-contractual lien on or security interest in its assets, except those that may be granted in favor of Lender or Permitted Liens, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise which would have a Material Adverse Effect.

         e. Extensions of Credit. Make or permit any Subsidiary or other subsidiary to make, any loan or advance to any person or entity (other than one of the Borrowers), or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity (provided, however, that Eateries may repurchase up to an additional 500,000 of its issued and outstanding shares at a price not to exceed $7.00 per share so long as any such repurchase does not cause Borrowers to violate any provision of this Agreement, including without limitation the financial covenants set forth in Section 5.a.), or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

         f. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, in excess of $300,000.00 except debts incurred in the ordinary course of Borrowers' business, and except for existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

         g. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to their business as presently conducted.

         h. Management Change. Make any substantial change in their present executive or management personnel without giving prior notice to Lender.

7. Default. Borrowers shall be in default under this Agreement and under each of the other Loan Documents if any Borrower shall: (i) default in the payment of any amounts due and owing under a Loan and it shall have failed to cure such default within five (5) days after written notice thereof to Borrowers as provided herein; or (ii) fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrowers to Lender or any affiliate or subsidiary of Lender, and it shall have failed to cure such default within twenty (20) days after written notice thereof to Borrowers as provided herein.

8. Remedies upon Default. If an event of default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

9. Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrowers:         c/o Eateries, Inc.
                            3240 West Britton Road, Suite 202
                            Oklahoma City, Oklahoma 73120
                            Attention: Vincent F. Orza, Jr., President
                            Fax.  No. (405) 751-7348

         With a copy to:    Thomas F. Golden, Esq.
                            Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                            320 South Boston, Suite 400
                            Tulsa, Oklahoma 74103-3708
                            Fax. No. (918) 594-0505

         Lender:            Local Federal Bank, F.S.B.
                            3601 N.W. 63rd Street
                            Oklahoma City, Oklahoma 73120
                            Attention: Kelly H. Sachs, Senior Vice President
                            Fax No. (405) 841-2175

         With a copy to:    Phillips McFall McCaffrey McVay & Murrah, P.C.
                            One Leadership Square, 12th Floor
                            Oklahoma City, Oklahoma 73102
                            Attention: J. Mark Lovelace, Esq.
                            Fax.  No. (405) 235-4133

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

         a. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

         b.       If sent by any other means, upon delivery.

10. Costs, Expenses and Attorneys' Fees. Borrowers shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorney fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel if permitted by applicable law), incurred by Lender in connection with (a) the enforcement of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Lender for which Borrowers are obligated to reimburse Lender in accordance with the terms of the Loan Documents.

11. Miscellaneous. Borrowers and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         a. Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrowers expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrowers in any case shall, of itself, entitle Borrowers to any other or future notice or demand in similar or other circumstances.

         b. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Oklahoma and applicable United States federal law.

         c. Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrowers, their respective successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrowers' rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrowers of any obligations hereunder. There is no third party beneficiary of this Agreement.

         d. Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

         e. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         f. Indemnification. Borrowers shall jointly and severally indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrowers' business operations, any other property owned by Borrowers or in the surface or ground water arising from Borrowers' business operations, or gaseous emissions arising from Borrowers' business operations or any other condition existing or arising from Borrowers' business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrowers further agree that their indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrowers, regardless, of whether the Borrowers have paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrowers, Lender, and of any third parties. Borrowers' obligations under this paragraph shall survive the repayment of the Loan.

         g. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of Lender to make any advances under the Line shall not have expired.

12.      NO ORAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


"BORROWERS":       EATERIES, INC.


                   By:
                            Vincent F. Orza, Jr., President



                   FIESTA RESTAURANTS, INC.


                   By:
                            Vincent F. Orza, Jr., Chairman of the Board


                   PEPPERONI GRILL, INC.


                   By:
                            Vincent F. Orza, Jr., President


                   GARFIELD'S MANAGEMENT, INC.


                   By:
                            Vincent F. Orza, Jr., Chairman of the Board


"LENDER":          LOCAL FEDERAL BANK, F.S.B.


                   By:
                            Kelly H. Sachs, Senior Vice President